UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): November 9, 2026

LIBERTY CAPITAL CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	001-42742	36-5128842
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

12300 Liberty Blvd.

Englewood, Colorado 80112

(Address of principal executive offices and zip code)

Registrant's telephone number, including area code: (720) 875-5900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Series A GCI Group Common Stock	GLIBA	The Nasdaq Stock Market LLC
Series C GCI Group Common Stock	GLIBK	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01. Entry into a Material Definitive Agreement.

As previously disclosed, on April 21, 2026, GCI Holdings, LLC, a Delaware limited liability company (“GCI”) and a wholly owned subsidiary of Liberty Capital Corporation (formerly known as GCI Liberty, Inc.), a Nevada corporation (“Liberty Capital”), agreed, subject to certain conditions, to acquire all of the issued and outstanding equity interests in Q Gateway Intermediate Holdings, LLC, a Delaware limited liability company (“Quintillion”). The acquisition of Quintillion (the “Transaction”) was effected by GCI and Liberty Capital pursuant to a Securities Purchase Agreement, dated April 21, 2026 (the “Original Purchase Agreement”) with Q Gateway Ultimate Holdings, LLC, a Delaware limited liability company (“Seller”).

On November 9, 2026, in advance of the closing of the Transaction, GCI, Liberty Capital and Seller entered into an Amendment (the “SPA Amendment”) to the Original Purchase Agreement (as so amended, the “Purchase Agreement”).

Among other things, the SPA Amendment makes the following changes to the Purchase Agreement: First, the SPA Amendment sets a target closing cash amount of $7.5 million, less agreed pre-closing payments towards the completion of the terrestrial fiber network between Quintillion’s network on the North Slope of Alaska and Utqiagvik, Alaska (the “Utqiagvik Terrestrial Route”), and adjusts the closing payment in the Purchase Agreement up or down against that target. Second, the SPA Amendment requires Quintillion to contribute $16.75 million, subject to adjustments, toward completion of the Utqiagvik Terrestrial Route through a set-off against future earn-out payments contemplated by the Purchase Agreement. Third, the SPA Amendment provides that GCI and Quintillion will equally share any variance to the current estimated cost to complete the Utqiagvik Terrestrial Route, subject to a floor of $21.5 million and a ceiling of $33.5 million. Fourth, Quintillion will be entitled to receive from GCI certain broadband grant proceeds tied to Quintillion’s pre-closing spending, subject to certain exclusions. Fifth, the SPA Amendment provides that GCI and Quintillion will share any variance to the current estimated cost to complete the Nome-to-Homer Express project, subject to certain limitations. Sixth, the SPA Amendment extends Quintillion’s ability to elect, subject to certain requirements, to have a ground station in Utqiagvik developed to 90 days post-Closing.

All other material terms of the Purchase Agreement remain substantially the same as in the Original Purchase Agreement.

The foregoing description of the Purchase Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by the full text of the Original Purchase Agreement, a copy of which was filed as Exhibit 2.1 to Liberty Capital’s Current Report on Form 8-K filed on April 23, 2026 (the “Prior 8-K”), and the SPA Amendment, a copy of which is filed herewith as Exhibit 2.2, and each of which is incorporated by reference herein.

The Purchase Agreement is not intended to provide any other factual or financial information about Liberty Capital, GCI, Quintillion, Seller or their respective subsidiaries and affiliates. The representations, warranties and covenants contained in the Purchase Agreement were made only for purposes of that Purchase Agreement and as of specific dates; were solely for the benefit of the parties to the Purchase Agreement; may be subject to limitations agreed upon by the parties, including being qualified by, among other things, confidential disclosures, and may have been made for the purposes of allocating contractual risk between the parties to the Purchase Agreement instead of establishing these matters as facts. Investors should not rely on the representations, warranties and covenants, or any descriptions thereof, as characterizations of the actual state of facts or condition of Liberty Capital, GCI, Quintillion, Seller or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in Liberty Capital’s public disclosures. Investors should read the Purchase Agreement together with the other information that Liberty Capital publicly files in reports and statements with the Securities and Exchange Commission (the “SEC”).

The information contained in Item 2.01 related to the Registration Rights Agreement (as defined below) in this Current Report on Form 8-K is incorporated by reference into this Item 1.01.

Item 2.01. Completion of Acquisition or Disposition of Assets.

On November 9, 2026, Liberty Capital completed the previously announced Transaction, pursuant to which GCI acquired all of the issued and outstanding equity interests in Quintillion.

Pursuant to the Purchase Agreement, GCI acquired all of the equity interests in Quintillion for approximately $18 million in cash paid at the closing of the Transaction (the “Closing”), after giving effect to estimated adjustments for working capital, cash, indebtedness, transaction expenses and certain capital expenditures. Amounts outstanding under the Upfront Loan (as defined in the Prior 8-K) were deemed paid in full at the Closing and, as previously disclosed, were credited toward the purchase price in the Transaction. GCI funded the cash consideration paid at the Closing with borrowings under the Term A-1 Loan as previously disclosed in Liberty Capital’s Current Report on Form 8-K filed on June 29, 2026.

In connection with the closing of the Transaction, Liberty Capital and Seller entered into a registration rights agreement substantially in the form contemplated by the Purchase Agreement (the “Registration Rights Agreement”), a copy of which is filed herewith as Exhibit 10.1. A description of the Registration Rights Agreement was previously included in the Prior 8-K, which description is incorporated herein by reference.

The information set forth in Item 1.01 of this Current Report on Form 8-K regarding the SPA Amendment is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On November 9, 2026, GCI issued a press release announcing the completion of the Transaction. A copy of the press release containing the announcement is furnished as Exhibit 99.1 and is incorporated by reference herein.

The information furnished pursuant to this Item 7.01, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and is not incorporated by reference into any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01.  Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

The financial statements required by this Item 9.01(a), if any, will be filed by amendment to this Current Report on Form 8-K as soon as practicable, but not later than 71 calendar days after November 16, 2026.

(b) Pro Forma Financial Information.

The pro forma financial information required by this Item 9.01(b), if any, will be filed by amendment to this Current Report on Form 8-K as soon as practicable, but not later than 71 calendar days after November 16, 2026.

(d) Exhibits

Exhibit No.	Description
2.1*	Securities Purchase Agreement, dated April 21, 2026, by and among Q Gateway Ultimate Holdings, LLC, GCI Holdings, LLC and Liberty Capital Corporation (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed on April 23, 2026)
2.2*	Amendment No. 1 to Securities Purchase Agreement, dated November 9, 2026, by and among Q Gateway Ultimate Holdings, LLC, GCI Holdings, LLC and Liberty Capital Corporation
10.1*	Registration Rights Agreement, dated November 9, 2026, by and between Liberty Capital Corporation and Q Gateway Ultimate Holdings, LLC
99.1	Press Release, dated November 9, 2026
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

* Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Liberty Capital hereby undertakes to furnish supplemental copies of any of the omitted schedules upon request by the SEC; provided, however, that Liberty Capital may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, for any schedules so furnished.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 10, 2026

LIBERTY CAPITAL CORPORATION

By:	/s/ Craig Troyer
Name: Craig Troyer
Title: Senior Vice President